EXHIBIT 23


                               CONSENT OF KPMG LLP

The Board of Directors
General Mills, Inc.:

     We consent to incorporation by reference in the Registration Statement (No. 2-49637) on Form S-3 and Registration Statements (Nos. 2-13460, 2-53523, 2-95574, 33-24504, 33-27628, 33-32059, 33-36892, 33-36893, 33-50337, 33-62729,
333-13089, 333-32509, 333-65311 and 333-65313) on Form S-8 of General Mills,
Inc. of our report dated June 25, 2001, relating to the consolidated balance sheets of General Mills, Inc. and subsidiaries as of May 27, 2001 and May 28, 2000 and the related consolidated statements of earnings, stockholders' equity, cash flows and our report dated June 25, 2001 on the related financial statement schedule for each of the fiscal years in the three-year period ended May 27, 2001, which reports are included or incorporated by reference in the May 27, 2001 annual report on Form 10-K of General Mills, Inc.

                                        /S/ KPMG LLP

Minneapolis, Minnesota
August 14, 2001